UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act Of 1934

Date of report (Date of earliest event reported) March 20, 2007

THE FIRST AMERICAN CORPORATION

(Exact Name of the Registrant as Specified in Charter)

California	001-13585	95-1068610
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 First American Way, Santa Ana, California	92707-5913
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (714) 250-3000

Not Applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On March 20, 2007, the Compensation Committee of the Board of Directors of The First American Corporation (the “Company”) approved a form of amendment to the restricted stock unit (“RSU”) award agreement in connection with the previously disclosed March 5, 2007 RSU awards to the Company’s named executive officers. The Company is asking its executive officers to enter into such an amendment in order to qualify such awards for tax deductibility under section 162(m) of the Internal Revenue Code by conditioning the receipt of the restricted shares upon the Corporation achieving at least $50 million in net income for 2007, excluding certain extraordinary items. Each of Parker S. Kennedy, Frank V. McMahon, Craig I. DeRoy, Dennis J. Gilmore and Gary L. Kermott, the Company’s named executive officers, is expected to enter into such an amendment in connection with his March 5, 2007 award. A copy of the complete text of the amendment is attached hereto as Exhibit 99.1.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In addition to the anticipated amendments described in Item 1.01 above, on March 20, 2007, the Compensation Committee established a bonus plan for executive officers, which plan is designed to allow the Company to deduct for tax purposes the entire amount of cash bonuses expected to be paid to its named executive officers for performance in 2007 under section 162(m) of the Internal Revenue Code. In connection with the plan, the Committee awarded the following performance units:

Name and Title	Performance Units Awarded
Parker S. Kennedy, chairman and chief executive officer	$1,825,000
Frank V. McMahon, vice chairman and chief financial officer	$1,750,000
Craig I. DeRoy, president	$1,750,000
Dennis J. Gilmore, chief operating officer	$1,650,000
Gary L. Kermott, executive vice president	$1,600,000

These performance units, which were issued under the Company’s 2006 Incentive Compensation Plan, provide that they will not be payable unless the net income of the Company for 2007 is at least $100 million, excluding certain extraordinary items. The award agreements give the Compensation Committee complete discretion to reduce the actual amount of bonus payable to any lesser amount. The Compensation Committee expects to make such a reduction. A copy of the complete form of the agreement awarding the performance units is attached hereto as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Form of Amendment to Restricted Stock Unit Award Agreement

99.2	Form of Notice of Performance Unit Grant and Performance Unit Award Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FIRST AMERICAN CORPORATION

Date: March 26, 2007	By:	/s/ Kenneth D. DeGiorgio
Name: Kenneth D. DeGiorgio Title: Senior Vice President, General Counsel